Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
(As of December 31, 2025)

Name	Jurisdiction of Organization
9103-2359 Quebec Inc.	Canada
Assenzio S.r.l.	Italy
California's Great America LLC	Delaware
Canada's Wonderland Company	Canada (Nova Scotia)
Carowinds LLC	Delaware
Cedar Fair Southwest LLC	Delaware
Cedar Point Park LLC	Delaware
Cedar Point Sports Park LLC	Delaware
Dorney Park LLC	Delaware
Entertainment Services Latam S.A. de C.V.	Mexico
Fiesta Texas Hospitality LLC	Texas
Fiesta Texas, Inc.	Texas
Flags Beverages, Inc.	Texas
Funtime Parks, Inc.	Delaware
Funtime, Inc.	Ohio
Galveston Waterpark LLC	Delaware
Geauga Lake LLC	Delaware
GP Holdings Inc.	Delaware
Great America LLC	Illinois
Great Escape Holding Inc.	New York
Great Escape Rides L.P.	New York
Great Escape Theme Park L.P.	New York
Hurricane Harbor LLC	Texas
HWP Development LLC	New York
Kings Dominion LLC	Delaware
Kings Island Company	Delaware
Kings Island Park LLC	Delaware
Knott's Berry Farm LLC	Delaware
Magic Mountain LLC	California
Magnum Management Corporation	Ohio
Michigan's Adventure Park LLC	Delaware
Millennium Operations LLC	Delaware
New Braunfels Waterpark LLC	Delaware
Parc Six Flags Montreal Inc.	Canada
Parc Six Flags Montreal, S.E.C.	Canada
Park Management Corp.	California
PP Data Services Inc.	Texas
Premier International Holdings Inc.	Delaware
Premier Parks Holdings Inc.	Delaware
Riverside Park Enterprises, Inc.	Massachusetts
Sawmill Creek LLC	Delaware
SFG Holdings, Inc.	Delaware

SUBSIDIARIES OF THE REGISTRANT - CONTINUED
(As of December 31, 2025)

Name	Jurisdiction of Organization
SFOG Acquisition A Holdings, Inc.	Delaware
SFOG Acquisition A, Inc.	Delaware
SFOG Acquisition B Holdings, Inc.	Delaware
SFOG Acquisition B, L.L.C.	Delaware
SFOG Acquisition Company LLC	Delaware
SFOG II Employee, Inc.	Delaware
SFOG II, Inc.	Delaware
SFOT Acquisition I Holdings, Inc.	Delaware
SFOT Acquisition I, Inc.	Delaware
SFOT Acquisition II Holdings, Inc.	Delaware
SFOT Acquisition II, Inc.	Delaware
SFOT Employee, Inc.	Delaware
SFOT II Holdings, LLC	Delaware
SFT Holdings, Inc.	Delaware
Six Flags America Inc.	Colorado
Six Flags America LP	Maryland
Six Flags America Property Corporation	Maryland
Six Flags Associates, Inc.	Ohio
Six Flags Concord LLC	California
Six Flags Darien LLC	New York
Six Flags Darien Seasonal LLC	New York
Six Flags eCommerce LLC	Maryland
Six Flags Frontier LLC	Oklahoma
Six Flags Great Adventure LLC	New Jersey
Six Flags Great America Holding LLC	Illinois
Six Flags Great Escape L.P.	New York
Six Flags International Development Co.	Texas
Six Flags International Management Company	Saudi Arabia
Six Flags Mexico S.A. de C.V.	Mexico
Six Flags MW LLC	Illinois
Six Flags Oaxtepec S.A. de C.V.	Mexico
Six Flags Operations Inc.	Delaware
Six Flags Over Georgia II, L.P.	Delaware
Six Flags Over Georgia, Inc.	Delaware
Six Flags Over Texas, Inc.	Delaware
Six Flags Phoenix LLC	Arizona
Six Flags Services of Illinois, Inc.	Delaware
Six Flags Services, Inc.	Delaware
Six Flags Splashtown LLC	Texas
Six Flags St. Louis LLC	Missouri
Six Flags Theme Parks Inc.	Delaware
Six Flags WW Bay LLC	Oklahoma

SUBSIDIARIES OF THE REGISTRANT - CONTINUED
(As of December 31, 2025)

Name	Jurisdiction of Organization
Stuart Amusement Company	Massachusetts
Texas Flags, Ltd.	Texas
Valleyfair LLC	Delaware
Ventas y Servicios al Consumidor S.A. de C.V.	Mexico
Wonderland Company Inc.	Delaware
Worlds of Fun LLC	Delaware